                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[AHL LETTERHEAD]

                    1776 American Heritage Life Drive
                    Jacksonville, Florida 32224
                    Telephone 904/992-1776

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of American Heritage Life Investment Corporation (the "Company") will be held in the Auditorium of the American Heritage Life Building, on the First Floor, at 1776 American Heritage Life Drive, Jacksonville, Florida, on Thursday, April 30, 1998, at 9:00 A. M., Jacksonville time, for the following purposes:

         1. To elect three (3) Class I Directors to serve until the Annual Meeting of Shareholders in 2001;

         2. To amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $1.00 per share, from 35,000,000 to 75,000,000; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on February 18, 1998, will be entitled to vote at the meeting or at any adjournment thereof.

         Please sign the accompanying proxy and return it to the Company in the return envelope enclosed for your use. If you attend the meeting in person, you may revoke your proxy at such meeting and cast your vote in person.

         A copy of the Company's annual report for the year ended December 31, 1997, which report contains consolidated financial statements and other information of interest with respect to the Company and its subsidiaries, is enclosed.

                           By order of the Board of Directors,



                           Christopher A. Verlander, Corporate Secretary

March   , 1998

         PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

                  AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

                        1776 AMERICAN HERITAGE LIFE DRIVE
                           JACKSONVILLE, FLORIDA 32224
                                 (904) 992-1776

                                 March   , 1998

                          -----------------------------

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation by management of proxies for use at the 1998 Annual Meeting of Shareholders of American Heritage Life Investment Corporation (the "Company") to be held on April 30, 1998 and any adjournments thereof. It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to shareholders
commencing on or about March   , 1998. If the enclosed form of proxy is executed
and returned, it will be voted at the meeting and, where no choice has been specified thereon, will be voted for the election of the directors, and the other matters contained thereon. A proxy may be revoked at any time to the extent that it has not been exercised. A shareholder may revoke his or her proxy by (a) writing the Secretary of the Company a letter of proxy revocation, (b) executing a subsequently dated proxy, or (c) attending the shareholders' meeting and voting his or her shares personally. The cost of preparing and assembling the proxy materials and soliciting proxies will be borne by the Company. In addition to the solicitation by mail, a number of regular employees of the Company may solicit proxies in person or by telephone or other means of communication. Brokers, dealers, banks and their nominees who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares. The Company will reimburse them for their reasonable expenses.

         Only shareholders of record at the close of business on February 18, 1998 will be entitled to vote. On that date there were outstanding shares of the Company's common stock, par value $1.00 per share, which stock is the only class of outstanding voting securities of the Company (the "Shares"). On that date there were issued 431,084 shares of the Company's Class A Non-Convertible Preferred Stock, par value $10.00 per share, to two wholly-owned subsidiaries of the Company and accordingly were not entitled to vote. No shares of its Class B Convertible Preferred Stock, par value $10.00 per share, are outstanding. Each Share is entitled to one vote at the meeting. Robert D. Davis,
T. O'Neal Douglas and W. Ashley Verlander or any one of them have been designated as proxies to vote the Shares solicited hereby. The Shares are not subject to cumulative voting.

                            MATTERS TO BE CONSIDERED

  The Company shareholders will consider and act upon proposals (i) to elect three (3) Class I Directors to serve until the annual meeting of shareholders in 2001 and until their respective successors are elected and qualified, (ii) to amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized Shares of the Company's Common Stock from 35,000,000 to 75,000,000, and (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

                              ELECTION OF DIRECTORS

         The directors of the Company are divided into three different classes with each class being elected for a three-year term. Proxies are solicited for the election of Class I of the directors to serve until the annual meeting of shareholders in 2001 and until the successors of the members of that class are elected and qualified. Class I includes Edward L. Baker, Robert D. Davis and Christopher A. Verlander who are members of the present Board of the Company, all of whom having been last elected to the Board at the 1995 Annual Meeting of Shareholders. The enclosed proxy, unless otherwise specified, will be voted in favor of the election of the above named directors for the period indicated. The above named directors also serve as members of the Board of American Heritage Life Insurance Company (the "Insurance Company"), a wholly-owned subsidiary of the Company. Management believes the nominees will be able to serve; however, if any one of them should be unable to serve; the proxies may be voted with discretionary authority for a substitute designated by management and in the absence of a substitute the size of the Board would be reduced.

         The bylaws of the Company provide that its Board consist of eight directors as follows: three directors in Class I, two directors in Class II and three directors in Class III, each of which classes is elected for a three year term.

         Certain information concerning the directors of the Company, including their principal occupations for the past five or more years, is set forth below:

                                                                                                                       CLASS AND
                                                                                                                         ANNUAL
                                                          BENEFICIALLY OWNED                                            MEETING
                         PRINCIPAL                      AT JANUARY 31, 1998(1)                DATE                   AT WHICH TERM
                        OCCUPATION                    --------------------------          FIRST BECAME                AS DIRECTOR
  DIRECTORS            OR EMPLOYMENT                  SHARES          PERCENTAGE            DIRECTOR            AGE   WILL EXPIRE
  ---------            -------------                 -------------    ----------          --------------        ---   -----------
Edward L.         Chairman of the Board,                 16,626         .06               April 28, 1994         62      Class I
Baker             Florida Rock Industries, Inc.,                                                                          1998
                  Jacksonville, Florida (Con-
                  struction Products Company)

Robert D. Davis   Chairman of the Board of               27,444(2)      .10                 Oct. 7, 1968         66      Class I
                  D.D.I., Inc., Jacksonville,                                                                             1998
                  Florida (Investments)

Christopher A.    Vice Chairman and                     120,760(4)      .44                July 30, 1987         50      Class I
Verlander (2)     Corporate Secretary of the                                                                              1998
                  Company and the Insurance
                  Company since August, 1997;
                  President and Chief Operating
                  Officer of the Company
                  1996-1997; President of
                  the Insurance Company
                  1994-1997; Executive Vice
                  President of the Company
                  1990-1996; Corporate
                  Secretary 1985-1994 of the
                  Company and the Insurance
                  Company; Executive Vice
                  President of the Insurance
                  Company 1990-1994

A. Dano Davis     Chairman of the Board                 116,062(2)      .41                June 25, 1993         52     Class II
                  and Principal Executive                                                                                 1999
                  Officer, Winn-Dixie Stores, Inc.,
                  Jacksonville, Florida
                  (Retail Grocery Chain)

T. O'Neal         Chairman of the Board                 260,844(5)      .95                July 30, 1987         62     Class II
Douglas           since 1994, Chief                                                                                       1999
                  Executive Officer since
                  1990, President 1990-April,
                  1996 of the Company;
                  Chairman of the Board
                  since 1994, Chief Executive
                  Officer since 1990 and
                  President 1986-1994
                  of the Insurance Company

H. Corbin Day     Chairman of the Board of              149,380(6)      .54                June 25, 1993         60    Class III
                  Jemison Investment Co., Inc.,                                                                           2000
                  Birmingham, Alabama
                  (Investment Banking Firm)

                                                                                                                         CLASS AND
                                                                                                                           ANNUAL
                                                            BENEFICIALLY OWNED                                            MEETING
                         PRINCIPAL                        AT JANUARY 31, 1998(1)                DATE                   AT WHICH TERM
                        OCCUPATION                      --------------------------          FIRST BECAME                AS DIRECTOR
  DIRECTORS            OR EMPLOYMENT                    SHARES          PERCENTAGE            DIRECTOR            AGE   WILL EXPIRE
  ---------            -------------                   --------------   ----------          ------------          ---   -----------
Radford D.        Chairman of the Board,                   29,562           .11             Feb. 9, 1989           64     Class III
Lovett            Commodores Point                                                                                          2000
                  Terminal Corp.,
                  Jacksonville, Florida
                  (Marine Terminal)

W. Ashley         Retired Chairman of the                 320,830(7)       1.16             Oct. 7, 1968           78     Class III
Verlander (3)     Board, President and Chief                                                                                2000
                  Executive Officer of the
                  Company and the Insurance
                  Company

All Directors of the Company and
Executive Officers of the Company and
its subsidiaries as a group (16 persons)                1,213,846(2)(8)    4.37

------------------

(1) Share amounts reflect a two-for-one stock split in the form of a stock dividend payable March 4, 1998 to shareholders of record February 18, 1998.


(2) In addition, Robert D. Davis and A. Dano Davis, who are first cousins, are directors and officers of D.D.I., Inc. and Estuary Corporation. Trusts, of which Robert D. Davis and A. Dano Davis are sole or co--trustees, and, of certain trusts, beneficiaries, Estuary Corporation, FND, Ltd., ADSONS, Inc. and ADFAM Partners, Ltd., are shareholders of D.D.I., Inc. Trusts, of which A. Dano Davis is sole or co-trustee, and, of certain trusts, beneficiary, are the principal shareholders of Estuary Corporation. D.D.I., Inc. and Estuary Corporation are limited partners of AHLI, Ltd., a limited partnership, and D.D.I., Inc. and Estuary Corporation are the members of a limited liability corporation, the sole general partner of AHLI, Ltd. Robert D. Davis is an officer and manager and A. Dano Davis is a manager of the limited liability corporation for which they have shared voting and dispositive powers.

                  A. Dano Davis is a director and officer of James E. Davis Family--WD Charities, Inc. a private charitable foundation. Estuary Corporation is the sole general partner of FND, Ltd. and Robert D. Davis and A. Dano Davis share voting and dispositive power for shares held by FND, Ltd. Robert D. Davis is sole trustee and beneficiary of his revocable trust and sole trustee of three additional trusts, all of which are limited partners of ADFAM Partners, Ltd. and his revocable trust is a 50 percent shareholder of a corporation, which is one of two general partners of ADFAM Partners, Ltd. Robert D. Davis has authority to replace the current trustee of a Trust which is also a general partner of ADFAM Partners, Ltd. Robert D. Davis is a director and officer of ADSONS, Inc., which is wholly owned by ADFAM Partners, Ltd.
         A. Dano Davis disclaims any beneficial interest in the shareholdings of James E. Davis Family--WD Charities, Inc.

                  At January 31, 1998, these entities held the following Shares:

                                                               PERCENTAGE OF
NAMED ENTITY                          NO. OF SHARES         OUTSTANDING SHARES
------------                          -------------         ------------------
AHLI, Ltd.                              10,797,178                38.53%
D.D.I., Inc.                               264,800*                 .09%
FND, Ltd.                                   76,798                  .27%
ADFAM Partners, Ltd.                        47,696                  .17%
James E. Davis Family--
  WD Charities, Inc.                        39,998                  .14%

                  The shares reported for DDI represent the equivalent shares of common stock which would be received upon the settlement of 100,000 purchase contracts held by DDI. Such contracts which are required to be settled on August 16, 2000, may be settled earlier at the option of the holder.

                  A. Dano Davis is co-trustee for trusts for the benefit of his sister and his sister's children which hold an aggregate of 116,756 Shares. A. Dano Davis disclaims any beneficial interest in the shareholdings of such trusts. Also, A. Dano Davis is co-trustee for trusts for the benefit of him and his children which hold an aggregate of 38,246 Shares. A. Dano Davis' wife is personal representative and a beneficiary of her mother's estate which holds 9,750 shares. Principally through a limited partnership, the Davis Family holds 42.25% of the Shares. For information concerning Shares held by certain members of the Davis family and their associates, see "Principal Shareholders."

(3)      Christopher A. Verlander is the son of W. Ashley Verlander.

(4) Includes 19,486 Shares which are subject to presently exercisable options.

(5) Includes 72,706 Shares which are subject to presently exercisable options.

(6) Includes 94,494 Shares held by Jemison Investment Co., Inc. of which Mr. Day has shared voting and dispositive power.

(7) Includes 53,330 Shares owned by the wife of Mr. Verlander as to which beneficial ownership is disclaimed.

(8) Includes 148,254 Shares which are subject to presently exercisable options.

DIRECTORS OF THE INSURANCE COMPANY

         The Company, as sole shareholder of the Insurance Company, intends to elect the following persons to the Board of Directors of the Insurance Company at its annual shareholder meeting also to be held on April 30, 1998, all of whom are presently members of the Board thereof. The term of office for that Board is for one year and until the 1999 annual meeting.

F. Duane Ackerman                                 Robert D. Davis
 President and Chief Executive Officer,            Chairman of the Board
 BellSouth Corporation                             D.D.I., Inc.
 Atlanta, Georgia                                  Jacksonville, Florida
 (Telecommunications)                              (Investments)

Edward L. Baker                                   H. Corbin Day
 Chairman of the Board                             Chairman of the Board
 Florida Rock Industries, Inc.                     Jemison Investment Co., Inc.
 Jacksonville, Florida                             Birmingham, Alabama
 (Construction Products Company)                   (Investment Banking Firm)

I. Jon Brumley                                    T. O'Neal Douglas
 Chairman of the Board and                         Chairman of the Board and
 Chief Executive Officer,                          Chief Executive Officer of the Company
 Mesa, Inc.                                        and the Insurance Company
 Fort Worth, Texas
 (Oil and Gas Production Company)
                                                  Langdon S. Flowers
John Ellis "Jeb" Bush*                             Retired Chairman of the Board
 President, Codina Group, Inc.                     Flowers Industries, Inc.
 Coral Gables, Florida (Real Estate)               Thomasville, Georgia
                                                   (Food Manufacturing and Distribution)
Alvin R. "Pete" Carpenter
 President and Chief Executive Officer,           Radford D. Lovett
 CSX Transportation, Inc.                          Chairman of the Board
 Jacksonville, Florida                             Commodores Point Terminal Corp.
 (Transportation)                                  Jacksonville, Florida
                                                   (Marine Terminal)
A. Dano Davis
 Chairman of the Board                            Clarence V. McKee
 and Principal Executive Officer                   Chairman of the Board,
 Winn-Dixie Stores, Inc.                           Chief Executive Officer
 Jacksonville, Florida                             and President
 (Retail Grocery Chain)                            McKee Communications, Inc.
                                                   Tampa, Florida
                                                   (Communications)

C. Richard Morehead                                                Jay Stein
 President and Chief Operating Officer                              Chairman of the Board and Chief
 of the Company and the Insurance Company                           Executive Officer
                                                                    Stein Mart, Inc.
                                                                    Jacksonville, Florida
Patricia G. Moran                                                   (Retail Department Store Chain)
 President and Chief Executive Officer,
 JM Family Enterprises, Inc.                                       Rolf H. Towe
 Deerfield Beach, Florida                                           Senior Partner
 (Automotive Distributor)                                           The Clipper Group, L.P.
                                                                    New York, New York
Herbert H. Peyton                                                   (Investments)
 President
 Gate Petroleum Company                                            Christopher A. Verlander
 Jacksonville, Florida                                              Vice Chairman and Corporate Secretary
 (Petroleum Products Retailing)                                     of the Company and the Insurance
                                                                    Company
Frederick H. Schultz
 Private Investor                                                  W. Ashley Verlander
 Jacksonville, Florida;                                             Retired Chairman of the Board of the
 Former Vice Chairman of the                                        Company and the Insurance Company
 Board of Governors of the
 Federal Reserve System
 Washington, D.C.
                                                                   * on temporary leave-of-absence




                              CORPORATE GOVERNANCE

         The Company's Board of Directors had four regular quarterly meetings and one special meeting during 1997. The Company's Executive Committee, consisting of Robert D. Davis, W. Ashley Verlander, T. O'Neal Douglas, Edward L. Baker, Radford D. Lovett and Christopher A. Verlander, had seven regular monthly meetings during 1997 and one special meeting in March; omitting regular meetings for the months in which the Company's quarterly board meetings were held. The Finance and Investment Committee, which consists of the same members as the Executive Committee except for Mr. Baker, had seven meetings in 1997. The Executive, and Finance and Investment Committees have been delegated broad authority to act on behalf of the Board of Directors on an interim basis between board meetings. The compensation paid all senior officers of the Company and its subsidiaries is determined by the Compensation Committee consisting of Robert D. Davis, Radford D. Lovett and H. Corbin Day. This committee met four times during 1997. The Company's Audit Committee met three times during 1997 with the Company's independent auditors and certain officers of the Company and its subsidiaries. During these meetings, the nature and scope of the services performed on behalf of the Company by the independent auditors and the results of their auditing activities were considered and discussed, and the committee received reports from the Insurance Company's internal auditor. This committee currently consists of Radford D. Lovett, Edward L. Baker and Robert D. Davis. All of the directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of which they were members, except for Mr. Edward L. Baker who was absent from one Board meeting, one Audit Committee meeting and three meetings of the Executive Committee. The Company does not have a directors nominating committee.

          EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

EXECUTIVE COMPENSATION

         Shown below is information concerning the annual and long-term compensation for services in the capacities to the Company and its subsidiaries for the years ended December 31, 1997, 1996 and 1995, of those persons who were at December 31, 1997, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                          ------------------------------
                                               ANNUAL COMPENSATION              AWARDS (3)       PAYOUTS
                                         -------------------------------  ---------------------  -------
          NAME                                                    OTHER
          AND                                                    ANNUAL   RESTRICTED               LTIP     ALL OTHER
       PRINCIPAL                                     INCENTIVE   COMPEN-     STOCK    OPTIONS/     PAY-      COMPEN-
       POSITION                  YEAR     SALARY     AWARD (3)   SATION   AWARDS (4) SARS(#)(7)  OUTS (5)    SATION
-----------------------------    ----     ------     ---------   ------   ---------- ----------  --------    ------
T. O'Neal Douglas                1997    $500,000    $248,500    $5,762    $124,236    19,814    $84,117    $31,743(6)
Chairman of the Board and        1996     471,955     237,500        --     118,755    27,536     93,443     31,351
Chief Executive Officer(1)(2)    1995     456,900     142,553        --      71,279    18,902     63,647     29,284

Christopher A. Verlander         1997     242,190      96,295       598      48,132     7,678     32,114     22,688(6)
Vice Chairman and Corporate      1996     231,382      93,150        --      46,568    10,800     33,958     21,334
Secretary and Director(1)(2)     1995     217,875      54,382        --      27,198     7,210     12,629     21,637

C. Richard Morehead              1997     229,102     104,370       482      52,200     8,322     17,647     22,945(6)
President and Chief              1996     198,013      79,716        --      33,889     7,856     18,649     21,646
Operating Officer (1)(2);        1995     191,625      52,945        --      14,937     3,964     12,629     24,257
Director (2)

John K. Anderson Jr              1997     218,077      77,056     4,851      32,760     5,222         --     26,530(6)
Executive Vice-President,
Treasurer and Chief
Financial Officer (1)(2)

David A. Bird                    1997     155,524      66,304       112      28,188     4,494     11,142     20,715(6)
Executive Vice-President         1996     126,287      47,750        --      15,881     3,684      9,807     19,894
and Chief Marketing              1995     120,750      27,042        --       9,425     2,498         --     19,980
Officer (1)(2)

------------------------------

(1)      Of the Company.

(2)      Of the Insurance Company.

(3) Represents awards and amounts earned in specified year but granted or paid in the following year.

(4) Represents market value of Shares on date of grant. Number of Shares and market value of all restricted stock owned by the Named Officers at December 31, 1997 were as follows: Mr. Douglas 26,760 Shares, $481,680; Mr. Verlander 10,096 Shares, $181,728; Mr. Morehead 6,180 Shares, $111,240 and Mr. Bird 3,238 Shares, $58,284. Shares and market values at December 31, 1997 do not include awards earned in 1997 but granted in 1998. Shares are restated to reflect the stock split in February, 1998 (see footnote (7)).

(5) Represents cash award and market value of Shares on date of grant made during specified year.

(6) Includes (a) Contributions to the Employees' Profit Sharing Retirement Program of American Heritage Life Insurance Company (Mr. Douglas $16,000, Mr. Verlander $16,000, Mr. Morehead $16,000, Mr. Anderson $16,000 and Mr. Bird $16,000), (b) Premiums on group life and accident and health policies (Mr. Douglas $14,476, Mr. Verlander $6,553,
         Mr. Morehead $6,180, Mr. Anderson $7,785 and Mr. Bird $4,220), (c) Contributions to the Stock Investment Plan (Mr. Douglas $1,267,
         Mr. Verlander $135, Mr. Morehead $765, Mr. Anderson $2,745 and Mr. Bird $495.)

(7) Number of shares have been restated to reflect a two-for-one stock split in the form of a stock dividend payable March 4, 1998 to shareholders of record February 18, 1998.

OPTION/SHAREHOLDER APPRECIATION RIGHTS GRANTS TABLE

         Shown below is information for the year ended December 31, 1997, with respect to option/shareholder appreciation rights ("SARs") grants to purchase the Shares granted to the Named Officers.

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                              ANNUAL RATES OF STOCK
                                                                                PRICE APPRECIATION
                                            INDIVIDUAL GRANTS                   FOR OPTION TERM (5)
                            -----------------------------------------------  -----------------------
                                            % OF TOTAL
                             NUMBER OF       OPTIONS
                             SECURITIES     GRANTED TO
                             UNDERLYING     EMPLOYEES   EXERCISE    EXPIRA-
                             OPTIONS        IN FISCAL    PRICE/      TION
NAME                         GRANTED (2)      YEAR      SHARE(2)     DATE    0%(6)      5%       10%
------------------------     -----------    ----------  --------     ----    -----      --       ---
T. O'Neal Douglas             27,356(1)(3)       5%      $11.44       1/07    $0
T. O'Neal Douglas            100,000(4)         18        17.50       8/07     0
Christopher A. Verlander      10,800(1)(3)       2        11.44       1/07     0
Christopher A. Verlander      70,000(4)         12        17.50       8/07     0
C. Richard Morehead            7,846(1)(3)       1        11.44       1/07     0
C. Richard Morehead           70,000(4)         12        17.50       8/07     0
John K. Anderson, Jr          50,000(4)          9        17.50       8/07     0
David A. Bird                  3,684(1)(3)       1        11.44       1/07     0
David A. Bird                 50,000(4)          9        17.50       8/07     0


(1)      Represents grants made in 1997 which were earned in 1996.

(2) Amounts restated to reflect a two-for-one stock split in the form of a stock dividend payable March 4, 1998 to shareholders of record February 18, 1998.

(3) Options become exercisable at a cumulative annual rate of 33% commencing in 1997.

(4) Options become exercisable at a rate of 20% per year commencing in 1998, contingent upon achieving specified annual increases in the earnings from operations of the Company.

(5) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(6) No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee.

OPTION EXERCISES AND YEAR-END VALUE TABLE

      Shown below with respect to the Named Officers is the aggregate options exercised for the year ended December 31, 1997, the values realized and the number of unexercised options and the value of the unexercised options appreciation value at December 31, 1997.

     AGGREGATE OPTION EXERCISES IN 1997 AND DECEMBER 31, 1997 OPTION VALUES

                                                                                       VALUE OF
                                                                  NUMBER OF           UNEXERCISED
                                                                 UNEXERCISED         IN-THE-MONEY
                                                                 OPTIONS AT           OPTIONS AT
                                NUMBER                           12/31/97(1)           12/31/97
                               OF SHARES
                               ACQUIRED        VALUE            EXERCISABLE/         EXERCISABLE/
NAME                        ON EXERCISE(1)    REALIZED         UNEXERCISABLE        UNEXERCISABLE
------------------------    --------------    --------        --------------      ---------------
T. O'Neal Douglas               18,346        $484,313        72,706/176,036      $590,444/641,007
Christopher A. Verlander        12,462         366,000        19,486/101,930       159,054/286,815
C. Richard Morehead             10,752         285,000         14,528/94,874       117,899/235,990
John K. Anderson                    --              --             --/50,000             --/25,000
David A. Bird                       --              --          2,822/56,348         22,977/69,041

------------------

(1) Amounts restated to reflect a two-for-one stock split in the form of a stock dividend payable March 4, 1998 to shareholders of record February 18, 1998.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

         The restricted stock awards to Named Officers are listed in the "Executive Compensation--Summary Compensation Table" on page 6. The performance unit feature of the Long-Term Incentive Plan provides the participating employee the opportunity to earn cash and Shares if corporate performance meets predetermined three-year financial goals.

         The plan awards are earned over a three-year period. The performance unit grants outlined below, if earned, would be paid in early fiscal year 2000 for results in the 1997-99 performance period.

             LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                                                                               ESTIMATED FUTURE PAYOUTS
                               AMOUNT OF                                    UNDER NON-STOCK PRICE BASED PLANS
                              PERFORMANCE        PERFORMANCE           -----------------------------------------
                                 UNITS             PERIOD               THRESHOLD        TARGET          MAXIMUM
NAME                            GRANTED           COVERED                  ($)             ($)             ($)
------------------------      -----------        ----------             ---------        ------          -------
T. O'Neal Douglas             $124,250           1997-99
Christopher A. Verlander        48,147           1997-99
C. Richard Morehead             52,185           1997-99
John K. Anderson, Jr.           32,749           1997-99
David A. Bird                   28,179           1997-99

ANNUAL INCENTIVE COMPENSATION PLAN

         The Company has an Amended and Restated Annual Incentive Compensation Plan (the "Annual Incentive Plan") to provide additional compensation to all officers of the Company and its subsidiaries. This Plan provides annual incentive compensation based upon the participating employee's performance in relation to predetermined performance goals established by the Company's Compensation Committee. Individual target incentive award opportunities are established based upon the impact the various eligible positions are deemed to have in the Company or its subsidiaries. If the predetermined financial performance goals are exactly met, the award for a participating employee would be equal to the amount assigned to such employee at the beginning of the particular fiscal year. Actual awards for any fiscal year may range from 0% to 150% of the targeted award opportunities, depending upon how actual performance during the fiscal year compares to such predetermined performance goals.

         Performance goals for each fiscal year ended are based upon the growth in operating earnings of the Company or the growth in operating earnings and the growth in premium and equivalent revenues of a particular business unit of the Insurance Company in which the participating employee is involved. Payments of annual incentive awards are made within 30 days after the date on which the Company's independent certified public accountants have issued their opinion on the Company's financial statements for the fiscal year to which the incentive awards relate and after it has been determined that statutory earnings are sufficient to pay dividends to stockholders.

         The Company paid in 1998, aggregate annual incentive awards in the amount of $1,164,652 with respect to 1997 performance. For information concerning awards to Named Officers pursuant to the Annual Incentive Plan reference is made to "Executive Compensation--Summary Compensation Table."

LONG-TERM INCENTIVE PLAN

         The Company has an Amended and Restated Long-Term Incentive Plan (the "Long-Term Incentive Plan") which provides for the grant to certain officers of the Company and its subsidiaries of (1) stock options, (2) restricted stock and
(3) performance units (as described below).

         The stock option feature of the Long-Term Incentive Plan provides to senior officers the grant of options to purchase Shares at their fair market value on the date of grant. The right to exercise these stock options will commence one year after grant and will vest at the rate of one-third per year on a cumulative basis thereafter. These options have a term of up to ten years. Although the stock options will terminate with the termination of employment, if such termination is the result of retirement, disability or death, or is involuntary, the Compensation Committee may extend the right to exercise such option to such retired or disabled employee or his or her guardian and, in the case of death, to the personal representative of such employee.

         The granting of such options is dependent upon the Company's performance for the prior fiscal year. During 1997, options to purchase 70,424 Shares (restated for the two-for-one stock split) were granted relative to 1996 performance.

         The restricted stock feature of the Long-Term Incentive Plan provides for the grant of Shares of restricted stock to a participating employee. The number of Shares of restricted stock available to be issued in the name of each participating employee is determined at the beginning of each fiscal year by the Compensation Committee based on the prior year's operating results. Such Shares are held by the Company in the name of the participating employee, who has the right to vote and to receive dividends paid on all such Shares.

         The number of Shares issued to each participating employee is based upon achieving a target award level established for such employee and the market price of the Shares at the time the grant is made. During the period of restriction such Shares may not be sold, transferred or pledged. Such Shares are subject to forfeiture to the Company, in whole or in part, if the participating employee does not remain in the Company's employ for three years after the date of grant. The Compensation Committee, at is sole discretion, may waive such forfeiture provisions, in whole or in part, in the event that termination of employment occurs as a result of retirement, death or disability, or is involuntary. Upon vesting, all restrictions as to transferability will terminate and all Shares held in the name of a participating officer will thereafter be freely transferable except to the extent limited by federal securities laws.

         The granting of such awards is dependent upon the Company's performance for the prior fiscal year. During 1997, 34,432 Shares (restated for the two-for-one stock split) were granted relative to 1996 performance.

         The performance units feature of the Long-Term Incentive Plan provides to a participating employee the opportunity to earn cash and Shares if corporate performance meets predetermined three-year financial goals. A target award is established for each participating employee, and payments ranging from 0% to 150% of the targeted award may result, depending upon actual performance over the following three-year period.

         At the end of each performance period, the Compensation Committee will determine the value of performance units based on actual Company performance as compared with the predetermined financial goals. When the value of an award is determined, half of the award will be paid in cash and half will be paid in Shares based on the market value of a Share at payment date.

         If a participating employee's employment is terminated for any reason during the performance period, he or she shall automatically forfeit all rights to receive payment for any outstanding performance units. The Compensation Committee may, however, determine to prorate the amounts payable as awards of performance units, in whole or in part, in the event that the termination of a participating employee occurs as a result of retirement, death or disability.

         The performance unit feature of the Long-Term Incentive Plan is based upon three-year performance periods, the first of which commenced on January 1, 1992. During 1997 the Company made aggregate awards pursuant to the performance unit feature of the Long-Term Incentive Plan of 11,734 Shares (restated for the two-for-one stock split) and $154,021 for the three year period ended December 31, 1996.

         For information concerning awards to Named Officers pursuant to the Long-Term Incentive Plan see "Executive Compensation--Summary Compensation Table."

MANAGEMENT SECURITY PLAN

         The Company has a Management Security Plan, which essentially is a deferred compensation plan, which provided at December 31, 1997, benefits for 28 key employees of the Company and its subsidiaries.

         This plan provides in the event a senior officer participant dies prior to age 65 that his or her beneficiary will receive 100% of such participant's monthly salary, as set forth in the plan, for a period of 12 months and, thereafter, 50% of that monthly salary until such time as such participant would have reached age 65, provided, however, that such 50% payments are for a minimum of nine years in the event of the participant's death between the ages of 55 and 65. For senior officers with an agreed upon later retirement age, his or her beneficiary will receive a pre-determined amount for 120 months. For all other participants in the plan who die prior to age 65, his or her beneficiary will receive two-thirds of such participant's monthly salary, as set forth in the plan, for a period of 12 months and, thereafter, one-third of that monthly salary until such time as such participant would have reached age 65 provided, however, that such one-third payment will be made for at least nine years regardless of the age at the death of such participant.

         This plan also provides a retirement benefit which is based on a participant's age at entry into the plan and salary, as set forth in the plan. A portion of this retirement benefit will be paid to a participant's beneficiary if the participant dies after retirement at age 65. For senior officers, the remainder will be paid in monthly installments for the greater of ten years or the lifetime of the participant if such participant has ten or more years of service with the Company at the time of his/her retirement from the Company. Alternatively, for senior officers who are not employees of the Company at retirement and for all other participants such payments will be made over a ten-year period beginning at retirement age whether the participant is alive or dead. This plan has certain provisions for early retirement and vesting prior to age 65.


         The annual retirement benefit, upon reaching age 65 or an agreed to later age, payable for life but not less than ten years under this plan for Messrs. Douglas, Verlander, Morehead, Anderson and Bird would be $487,968, $237,804, $197,760, $122,532, and $148,560, respectively.

STOCK INVESTMENT PLAN

         The Company has a Stock Investment Plan authorizing the purchase in the open market on behalf of participating employees and directors of up to an aggregate of 400,000 Shares. The payment for the Shares is accomplished by a payroll deduction plan established by participating employers, which are subsidiaries of the Company. Each employer contributes the following percentages of each of its respective participating employees' total monthly payroll deductions: (a) 25% of amounts of from $5 through $25, (b) 20% of amounts in excess of $25 through $50, and (c) 15% of amounts in excess of $50 through $1,500. Directors of the Company or its subsidiaries may elect to participate in this plan. A participating director may have deductions made from such director's fees. The Company pays all commissions and related expenses of this plan. During the year ended December 31, 1997, the Company's participating subsidiaries contributed pursuant to this plan an aggregate of $77,953 and $4,928 on behalf of participating employees and two directors of the Company, respectively. The two directors were Mr. Baker and Mr. Day for which the Company made a contribution of $2,558 and $2,370, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the information included under the "Shareholder Return Performance Presentation" including the performance graph which follows shall not be deemed to be incorporated by reference into any such filings.

         The Company adopted an Annual Incentive Plan and a Long-Term Incentive Plan for the fiscal year beginning January 1, 1992. These important performance-oriented plans were developed after working with compensation consultants. They provided a perspective on the types of programs successfully used by other high-performing companies, and the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") worked closely with them to design a program that it believes is right for the Company.

         As a starting point, the Compensation Committee established a simple and straightforward management compensation philosophy/strategy which guided the design of the program. The strategy included the following seven points, or statements of policy:

         Compensation Elements Relative to Competitive Market. The Company needs to attract and retain quality officers, yet control fixed costs. Therefore, the Company has provided competitive total cash compensation opportunities consisting of: (1) base salary targeted at 90% of the competitive market, and
(2) above competitive incentive opportunities for attaining high targeted Company performance results.

         Forms of Incentive Compensation: Both annual and long-term incentive compensation opportunities are available for all Company officers.

         Incentive Compensation--Annual/Long-Term Orientation: The relative weight of annual versus long-term incentive compensation reflects the time orientation associated with each organization level. This orientation tends to be longer-term for executive officers and shorter-term for other officers.

         Incentive Compensation--Performance Measurement: Bottom-line profitability is the Company's key measure of success. The magnitude of award distributions under both the annual and long-term incentive plans is primarily tied to this measure.

         Annual Incentive Compensation--Corporate/Business Unit Emphasis: The Company recognizes the different impact that various officers have on corporate and business unit performance. Therefore, annual incentive compensation is weighted in favor of corporate performance for corporate officers and business unit performance for business unit officers.

         Annual Incentive Compensation--Individual Performance Emphasis: The financial success of the Company requires the achievement of some goals which are non-financial in nature. These goals are reinforced by basing a part of the annual incentive compensation on management discretion.

         Long-Term Incentive Compensation--Equity Building: The Company believes that officers should have a "stake" in the Company's long-term success. Therefore, long-term incentive compensation is heavily weighted towards equity-building components.

         This strategy formed the basis for the plans adopted. These plans have now been in place for the past five years. The Compensation Committee believes the plans have worked extremely well in serving the best interests of the shareholders by rewarding key executives for a job well done. Consequently, the Compensation Committee has endorsed their continued use for fiscal 1997 without change.

         As pertaining to the Chief Executive Officer (the "CEO"), the Committee established his base salary at $500,000 for fiscal 1997 after consideration of competitive salary levels for comparably qualified and experienced CEO's at companies similar in size to that of the Company and engaged in the same or similar businesses. Under the adopted annual incentive plan a percent of his salary is funded based upon a predetermined increase in the Company's operating income. The Company believes the following operating earnings growth goals of:
(1) threshold (6%), (2) target (10%), and (3) superior (16%) represented a very challenging range of goals in light of both the Company's strong fiscal 1995 operating income results and the difficult economy. The Compensation Committee
was therefore pleased with the resultant    % increase in operating earnings
for 1997 and to pay the formula-based annual incentive amount of $      , which
appears in the "Executive Compensation--Summary Compensation Table" in the incentive award column.

         Under the Long-Term Incentive Plan, the granting of stock options and restricted Shares is dependent upon meeting predetermined performance goals. For fiscal 1996 these goals were:

         - The Insurance Company's statutory earnings were sufficient to pay the Company's declared dividends to shareholders, and

         - The Insurance Company's GAAP operating earnings were equal to or greater than the threshold performance levels established for that year.

         These criteria were met. Accordingly, stock options and restricted Shares were granted in fiscal 1997 to the CEO in accordance with the adopted compensation strategy. The assumption is that the present value of a restricted Share is its market value at time of grant and that three option Shares are approximately equal to one restricted Share. This relationship was reflected in the granting of stock options and restricted Shares to the CEO, as well as to all other senior officers.

         The Long-Term Incentive Plan also provides for the granting of performance units to the CEO. Their unit value, if any, is based upon future performance over a three-year period. The Company performance criteria upon which the value of the performance units granted in 1997 will be based is that of annualized growth in operating earnings for the period 1997-1999.

         A minimum of at least a 6% annualized growth in operating earnings is required before the performance units will have any value. The Company's 1997
growth in operating earnings of    % was above this threshold level and, if
maintained over the next two years, will result in a payout under this performance-oriented feature of the Long-Term Incentive Plan.

         As pertains to the other Named Officers, as well as other senior management, the compensation program consists of a base salary, annual incentive compensation and long-term incentive compensation composed of stock options, restricted stock and performance units. Base salary range midpoints are fixed at levels approximately 10% below the competitive amounts paid to senior managers with comparable qualifications, experience and responsibility at companies similar in size to that of the Company and engaged in the same or similar businesses as the Company. The annual and long-term incentive compensation is more highly leveraged and closely tied to the Company's success in achieving significant financial performance goals.

         In the early part of each fiscal year, the Compensation Committee reviews with the CEO and approves any modification it deems appropriate in the annual salary plan for the Company's senior executives (other than for the CEO). This salary plan was developed with the assistance of an independent compensation consultant and is based on industry, peer group and national surveys concerning salary competitiveness. Performance judgments as to past and expected future contributions of each individual senior executive are provided by the CEO. Salary adjustments within the appropriate salary ranges are recommended by the CEO. The Compensation Committee reviews the recommendations of the CEO and fixes the base salary for each of the Named Officers and other senior management position holders.

         The objectives of the Annual and Long-Term Incentive Plans are to motivate key employees to continue their efforts to improve the success and growth of the Company and to encourage the high performing employees to remain with the Company and to be rewarded for their performance.

         As pertains to the Annual Incentive Plan for 1997, the Compensation Committee reviewed and approved the recommendations of the CEO as pertaining to the individual performance portion of the funded awards. In fixing the grant of stock options, restricted stock and performance unit awards to each individual in the senior management group, including the Named Officers other than the CEO, the Compensation Committee reviewed with the CEO the recommended individual awards. In doing so, the Long-Term Incentive Plan calls for taking into account the respective scope of accountability, strategic and operational goals, contributions of each individual in the senior management group, and the Company-wide performance requirements for the granting of stock options and restricted stock awards. The latter, having been met for the fiscal year 1997, will result in stock option grants and restricted stock awards being made during 1998.

         Summary descriptions of the Annual Incentive and Long-Term Incentive Plans have been previously provided in the subsections under this section of this Proxy Statement describing executive compensation.

         The foregoing report has been furnished by the Compensation Committee of the Company consisting of the following individuals: Robert D. Davis, Radford
D. Lovett and H. Corbin Day.

DIRECTORS COMPENSATION

         Except for T. O'Neal Douglas and Christopher A. Verlander, who received no fees as directors or committee members of the Company, a director receives a fee of $1,000 for each director's meeting he attends and a quarterly retainer of $2,500. A member of the Board of Directors receives a fee of $500 for each meeting of a committee he attends. Directors may elect payment in Shares by participation in the Company's Stock Investment Plan or to defer the payment of these fees according to an established plan under which the deferred amounts are paid with interest in later years.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the five-year cumulative total shareholder return on the Shares against the cumulative total return of the Standard and Poor's Composite--500 Stock Index and a Peer Group for the period commencing January 1, 1993 (closing price December 31, 1992) and ending December 31, 1997.

COMPARISON OF FIVE YEAR CUMULATIVE RETURN (1) AMONG THE COMPANY, S&P 500 AND PEER GROUP


                                    [GRAPH]

(1) Assumes a reinvestment of dividends and a $100 initial investment on January 1, 1993 in the Company, S&P 500, and the Peer Group.

(2) The members of the peer group are Protective Life Corporation and Liberty Corporation. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

(3) In October 1993 the Company completed a public offering. The Company sold 1,872,045 Shares and certain selling shareholders sold an additional 980,300 Shares for a total number of Shares sold of 2,852,345. The price of the Company's Shares since the offering has been impacted as a result of this offering.

OTHER TRANSACTIONS AND RELATIONSHIPS

         The Insurance Company is the carrier of the group health, accident and sickness and life insurance of Winn-Dixie Stores, Inc. ("Winn-Dixie") of which
A. Dano Davis, Robert D. Davis and Radford D. Lovett, directors of the Company, are also directors. Affiliates of A. Dano Davis and Robert D. Davis are principal shareholders of the Company and Winn-Dixie. During 1997, the Insurance Company received premiums of $4,457,475 for such group insurance. The Insurance Company also received a net premium of $11,168,855 from Winn-Dixie to fund a deferred compensation plan for certain senior officers and other key management personnel of Winn-Dixie. In addition, the Insurance Company carries life insurance policies on the lives of certain members of the Davis family and on employees of a corporation owned by them. During 1997, the Insurance Company received $283,414 in net premiums with respect to this insurance.

         T. O'Neal Douglas, Chairman of the Board, President and Chief Executive Officer of the Company, is also a director of Physician Sales & Service, Inc.;
A. Dano Davis, a director of the Company, is also Chairman of the Board of Directors of Winn-Dixie; and a director of First Union Corporation; Robert D. Davis, a director of the Company, is also a director of Winn-Dixie; Radford D. Lovett, a director of the Company, is also a director of Winn-Dixie, First Union Corporation, Florida Rock Industries, Inc. and FRP Properties, Inc.; Edward L. Baker, a director of the Company, is also Chairman of the Board of Directors of Florida Rock Industries, FRP Properties, Inc., a director of Flowers Industries, Inc. and Regency Realty; H. Corbin Day, a director of the Company, is also a director of Blount International, Inc., all of which corporations have securities registered pursuant to

Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act. In addition, T. O'Neal Douglas, Chairman of the Board, President and Chief Executive Officer of the Company, is a director of the Barnett Bank of Jacksonville, N.A., a subsidiary of Barnett Banks, Inc.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Shares. Executive officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except Mr. Robert D. Davis made a gift in December 1997 which was not reported until February 9, 1998. The effect of such gift was a 384-share reduction in his indirect holdings.

                   TO AMEND THE COMPANY'S AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

PROPOSED AMENDMENT TO INCREASE AUTHORIZED COMMON STOCK

         The Board of Directors has determined that it would be in the best interest of the Company to amend Article V A.1. of the Company's Amended and Restated Articles of Incorporation to increase the authorized number of shares of the Company's common stock, par value $1.00 per share (the "Shares") from 35,000,000 to 75,000,000. As of February 18, 1998, there were issued and
outstanding            Shares. At that date an additional        Shares were
reserved for issuance pursuant to employee benefit plans and upon conversion of the Company's convertible securities.

         While the Board of Directors may from time to time authorize the issuance of Shares from the currently authorized, but unissued Shares, there are no past, present or proposed negotiations, understandings, plans or commitments for the issuance of Shares from the Shares to be authorized by the proposed increase of authorized Shares, nor are there any plans, arrangements, or negotiations, which call for the issuance of any of the currently authorized common stock, except Shares reserved for issuance described above.

         The Board of Directors believes that it is in the best interests of the Company to authorize additional Shares to be available for issuance, without further shareholder action, for possible future financings, stock dividends, stock distributions, employee stock plans, dividend reinvestment and common stock purchase plans, or other corporate purposes. In the opinion of the Board of Directors, additional authorized Shares will provide the Company greater flexibility in planning for the Company's future development.

         The increase to 75,000,000 Shares of authorized common stock must be accomplished by amending Article V A.1. of the Amended and Restated Articles of Incorporation of the Company, so that Article V A., as amended will read as follows:

                          ARTICLE V - CAPITAL STOCK

                       "A. The maximum number of shares of stock which this
                  corporation is authorized to have outstanding at any one time is:

                  1. 75,000,000 shares of common stock, par value $1.00 per share;

                  2. 500,000 shares of non-convertible preferred stock, par value of $10.00 per share; and

                  3. 500,000 shares of convertible preferred stock, par value of $10.00 per share."

         The amount of shares of the two classes of preferred stock will remain unchanged.

         The favorable vote of the holders of a majority of the outstanding Shares represented in person or by proxy at the Annual Meeting and voting for or against the proposal is required for approval of this proposal. Under Florida law, abstentions and broker non-votes will have no effect.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO ARTICLE V A.1.

                           PRINCIPAL SHAREHOLDERS

         A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities and investment power is the power to dispose of or direct the disposition of securities.

         The following table sets forth as of January 31, 1998, that group of persons known to management owning of record or beneficially, more than 5% of the Shares:

                                                                 NUMBER OF         PERCENTAGE OF
OWNER                                                            SHARES(3)          OWNERSHIP
-----                                                           ----------         -------------
AHLI, Ltd. (1).............................................     10,797,178                 38.53%
Other Davis Family Shareholdings (2).......................      1,039,688                  3.72%
                                                                ----------             ---------
  P.O. Box 19366; Jacksonville, Florida 32245-9366.........     11,836,866                 42.25%
                                                                ==========             =========

(1)      A limited partnership of which D.D.I., Inc. and Estuary Corporation are
         (a) limited partners and (b) members of a limited liability corporation which is the sole general partner. Robert D. Davis is an officer and manager and A. Dano Davis is a manager of the sole general partner, and they have shared voting and dispositive powers for the Shares owned by the limited partnership.

         D.D.I., Inc. is wholly owned directly or indirectly by certain members of the Davis family. Robert D. Davis, a director of the Company, and his cousins, A. Dano Davis, a director of the Company and T. Wayne Davis and Charles P. Stephens, son-in-law of M. Austin Davis, deceased uncle of Robert D. Davis and A. Dano Davis, have shared voting and dispositive powers for that corporation.

         Estuary Corporation is principally owned by trusts for the benefit of
         A. Dano Davis, his mother, his sister, his children and his sister's children. As to Estuary Corporation, A. Dano Davis and Robert D. Davis share voting and dispositive power.

(2) Includes Shares held directly or indirectly by trusts for the benefit of various members of the Davis family, by Davis family members, individually, or by entities which such family members control. Robert
         D. Davis and A. Dano Davis have sole or shared voting and dispositive power for 737,550 of such Shares.

(3) Number of Shares reflect a two-for-one stock split in the form of a stock dividend payable March 4, 1998 to shareholders of record February 18, 1998.

                                   ACCOUNTANTS

         Ernst and Young LLP ("E&Y"), the Company's auditors, has completed its examination of the Company's financial statements for the year ended December 31, 1997; and it is expected that representatives of E&Y will attend the Annual Meeting and be available to respond to appropriate questions and make appropriate comments concerning the Company.

         Neither E&Y nor any of its associates has any relationship with the Company or any of its subsidiaries except in its capacity as auditors. The Company has not selected auditors to examine its financial statements for its fiscal year ending December 31, 1998. It is the policy of the Company to delay this selection until later in its fiscal year.

                                     GENERAL

         The Company will bear the costs of solicitation of proxies. In addition to the use of the mails, proxies, may be solicited by personal interview, telephone and telegram by directors and officers and other employees of the Company, and no additional compensation will be paid to such individuals. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees and fiduciaries who are record holders of Shares for the forwarding of solicitation material to the beneficial owners of the Shares. The Company will, upon the request of such entities, pay their reasonable expenses for completing the mailing of such material to such beneficial owners.

         Consistent with state law and under the Company's Articles of Incorporation and By-laws, a majority of the Shares entitled to vote on particular matters for which proxies are being solicited, present in person or represented by a proxy, constitutes a quorum as to such matter.

         The three nominees for election as directors at the Company's Annual Meeting of Shareholders who receive the greatest number of votes properly cast for the election of directors shall be elected directors. A majority of the votes properly cast on the matter is necessary to approve any other matter which comes before the Annual Meeting, except where law or the Company's Articles of Incorporation or By-laws require otherwise.

         The Company will count the total number of votes cast "for" approval of proposals, other than the election of directors, for purposes of determining whether sufficient affirmative votes have been cast. The Company will count Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., Shares represented at the annual meeting held by brokers or nominees as to which
(i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as Shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

         The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, which contains financial statements and other information, is mailed herewith to shareholders, but is not to be regarded as proxy soliciting material.

         The Company is not aware of any matter which may be presented for action at the meeting, or at any adjournment thereof, other than the matters set forth herein. However, should any other matter requiring a vote of the shareholders arise, it is intended proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy in the interest of the Company.

         Shareholders are urged to specify choices, date, sign and return the accompanying proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         The deadline for the receipt of shareholder proposals for inclusion in the Company's 1999 Proxy Statement and form of proxy and presentation at the
1999 Annual Meeting of Shareholders is November   , 1998. Such proposals should
be sent to the Corporate Secretary of the Company at 1776 American Heritage Life Drive, Jacksonville, Florida 32224.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, AMERICAN HERITAGE LIFE INVESTMENT CORPORATION, 1776 AMERICAN HERITAGE LIFE DRIVE, JACKSONVILLE, FLORIDA 32224. EXHIBITS TO THE FORM 10-K WILL NOT BE SUPPLIED UNLESS SPECIFICALLY REQUESTED, FOR WHICH THERE MAY BE A REASONABLE CHARGE.

                                                                        APPENDIX

                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
            PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     Should any other matter requiring a vote of the Shareholders arise, the proxies named on the reverse side hereof are authorized to vote the same in accordance with their best judgement in the interest of the Company.


                                        Please sign exactly as name appears
                                        below. When shares are held by joint
                                        tenants, both should sign.  When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If
                                        a corporation, please sign full
                                        corporate name by president or other
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.


                                        --------------------------------------
                                        SIGNATURE


                                        --------------------------------------
                                        SIGNATURE IF HELD JOINTLY


                                        Dated                         1998
                                             ------------------------,

                 PLEASE MARK, SIGN AND RETURN THE PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE.



                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
                                     PROXY
            Solicited by the Board of Directors of American Heritage
                          Life Investment Corporation

     I (we) hereby appoint T. O'Neal Douglas, Robert D. Davis and W. Ashley Verlander and each of them as proxies with power of substitution, to represent me (us) and to vote all of my (our) shares in American Heritage Life Investment Corporation on all matters which may come before the 1998 Annual Meeting of the Shareholders to be held on Thursday, the 30th day of April, 1998, at 9:00 a.m., Jacksonville time, in the auditorium in the American Heritage Life Building, on the First Floor, at 1776 American Heritage Life Drive, Jacksonville, Florida, and at any adjournment thereof.

     The proxies shall vote these shares as specified below or, where no choice is specified shall vote the shares FOR the following proposals:


THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSALS:
------------------------------------------------------------------------------------------------------------------------------------
1. To elect three (3) Class I Directors to serve until the Annual Meeting of Shareholders in 2001:
[ ]   FOR nominees named below                                      [ ]   WITHHOLD AUTHORITY to vote for nominees
      Class III Director: Edward L. Baker                                 (INSTRUCTION: TO WITHHOLD AUTHORITY to vote for nominee
                          Robert D. Davis                                 write that nominee's name on the space provided below.)
                          Christopher A. Verlander

                                                                          ----------------------------------


2.  To amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the
    Company's Common Stock, par value $1.00 per share, from 35,000,000 to 75,000,000.

               FOR [ ]                            AGAINST [ ]                   ABSTAIN  [ ]

3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof.


            PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)